AGREEMENT OF LEASE


     FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

     1. Incorporated Terms. The following terms are incorporated by reference into this Agreement:


     (a) DATE OF LEASE: , 2004

     (b) NAME AND ADDRESS OF LANDLORD:

         724 R202 ASSOCIATES, L.L.C.
         a New Jersey limited liability company
         c/o Steiner Equities Group, L.L.C.
         75 Eisenhower Parkway
         Roseland, New Jersey 07068-1696

     (c) NAME AND ADDRESS OF TENANT:

         HARVEY ELECTRONICS, INC.
         a New York corporation
         205 Chubb Avenue
         Lyndhurst, New Jersey 07071

     (d) DESCRIPTION OF PREMISES:

     Building number 4A (the "Building"), consisting of approximately 4,500 rentable square feet to be constructed by Landlord, shown on the Floor Plan Rider and shown shaded on the Shopping Center Plot Plan Rider, located in Bridgewater Towne Centre, Route 202, Bridgewater, New Jersey (the "Shopping Center").

     (e) TERM OF LEASE:

     Commencing on the date Landlord substantially completes its work set forth on the Landlord's Work Rider and expiring ten (10) Lease Years thereafter.

     (f) TENANT'S SHARE:

     See Section 5 (c).

     (g) PERMITTED USE:

     Retail sale of consumer electronics for the home (audio, video, television, and home theater, but not computers) and custom installation thereof.

     (h) SECURITY DEPOSIT:

     $27,765.00

     (i) BROKER:

     Grubb & Ellis Company and Steiner Equities Group, L.L.C.; commission to be paid by Landlord.

     (j) RIDERS TO LEASE:

         Base Rent Rider
         Extension Option Rider
         Restrictive Covenant and Prohibited Use Rider
         Sign Criteria Rider
         Landlord's Work Rider
         Subordination of Landlord's Lien Rider
         Shopping Center Plot Plan Rider
         Floor Plan Rider
         Pylon Sign Rider

     2. Description of Premises. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the space in the Shopping Center described in
Section 1(d) (the "Premises").

     (b) Landlord shall construct the Premises in conformity with, and to the extent of, Landlord's Work Rider attached hereto ("Landlord's Work"), and shall have no other obligation to do any work in and to the Premises to render them ready for Tenant's occupancy.

     (c) There is excluded from the Shopping Center the Office Tower and parking areas and drive aisles as designated on the Shopping Center Plot Plan Rider (the "Excluded Parcel"). The parking areas and drive aisles of the Excluded Parcel shall be exclusively reserved for the tenants of the Excluded Parcel and their employees and invitees. The tenants of the Office Tower and their employees and invitees shall have the non-exclusive right to use the roads or driveways of the Shopping Center for ingress to the Excluded Parcel from Route 202 and egress between the Excluded Parcel and Route 202.

     3. Term. (a) The term of the Lease (the "Term") shall commence on the date set forth in Section 1(e) (the "Commencement Date") and terminate on the date set forth in Section 1(e) (the "Expiration Date"), except as hereinafter provided.

     (b) Tenant shall be subject to all of the provisions of this Lease from the Commencement Date, except that Tenant shall not be obligated to pay Base Rent, Tenant's Share of real property impositions or Tenant's Share of Common Area Costs until the date three (3) months after the Commencement Date, (the "Rent Start Date"). Notwithstanding the foregoing, if the Rent Start Date would occur between October 15th and January 15th and Tenant elects not to open during such period, then the Rent Start Date shall be deemed to be January 15th.

     (c) Landlord's Work shall be deemed "substantially completed" at such time as the only items to be completed are those which do not substantially interfere with Tenant's use and occupancy of the Premises.

     (d) Should Landlord be delayed in completing its work by reason of Tenant's delay, default, lack of cooperation, request for changes in Landlord's Work, or the performance of work by anyone employed or engaged by Tenant, or should Tenant be otherwise responsible for Landlord's inability to substantially complete its work or deliver possession of the Premises to Tenant, the Commencement Date shall be accelerated by the number of days of delay occasioned by any such event. Landlord shall notify Tenant of any event of Tenant delay referred to above as soon as reasonably practical after Landlord becomes aware of same. In the event that Landlord fails to notify Tenant of any Tenant delay as set forth above, the amount of time attributable to such Tenant delay shall be decreased by one day for each day that Landlord fails to so notify Tenant.

     (e) The first Lease Year shall be the period commencing on the Commencement Date and ending twelve (12) calendar months following the Rent Start Date, provided, however, that if the Rent Start Date is not the first day of a month, the first Lease Year shall end twelve (12) calendar months from the last day of the month in which the Rent Start Date occurs. Each succeeding twelve (12) calendar month period thereafter shall be a Lease Year. Landlord and Tenant shall execute an instrument setting forth the Commencement Date, Rent Start Date and Expiration Date.

     4. Rent.  (a) Tenant  shall pay to  Landlord  at the  address  set forth in
Section 1(b), or to such other person or at such other place as Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the rent ("Base Rent") set forth on the Base Rent Rider annexed hereto and all additional rent due hereunder, such Base Rent to be payable in monthly installments as set forth on the Base Rent Rider in advance on the first day of each month during the Term of the Lease. If the Rent Start Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Rent Start Date the proportionate amount of Base Rent for the balance of such month. The first monthly installment of Base Rent is being paid by Tenant on execution of this Lease.

     (b) It is the intention of Landlord and Tenant that this is a net lease and that the Base Rent shall be absolutely net to Landlord and that Tenant shall be solely responsible for and pay all costs for the use, operation, maintenance, care and repair of the Premises and Tenant's Share of all costs for the use, operation, maintenance and repair of the Shopping Center.

     (c) All obligations with respect to the Premises payable by Tenant other than the Base Rent are additional rent under this Lease. The term "rent" means the Base Rent and additional rent. In the event of Tenant's failure to make timely payment of any additional rent, Landlord shall have available to it all rights and remedies provided by this Lease or by law as for non-payment of Base Rent. Any per diem charges shall be based on the annual amount divided by three hundred sixty (360) days.

     (d) The Base Rent set forth on the Base Rent Rider and Extension Option Rider has been calculated upon the assumption that the Premises has an aggregate square foot ground floor leasable area (as measured from exterior surfaces of exterior walls to exterior surfaces of exterior walls) of precisely 4,500 square feet. Prior to the Commencement Date, Landlord shall furnish to Tenant a calculation of its architect or engineer of the aggregate square foot ground floor leasable area of the Premises and the aggregate square foot leasable area of the mezzanine (as measured from exterior surface of exterior walls to exterior surfaces of exterior walls/innermost surface of interior walls). In the event that the aggregate ground floor leasable area of the Premises is other than 4,500 square feet, the Base Rent set forth on the Base Rent Rider and the Extension Option Rider, and Tenant's Share shall be proportionately adjusted. Mezzanine areas may be used for storage of merchandise only and shall be included within the "leasable area" of the Premises for purposes of calculating Tenant's Share only, and not for purposes of calculating the Base Rent.

     5. Real Property Taxes. (a) Tenant shall pay Tenant's Share as set forth in
Section 5(c) of all real property impositions during the Term. The term "real property impositions" means (i) any tax, assessment or other governmental charge of any kind (general or special) which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the land, buildings and other improvements comprising the Shopping Center; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Shopping Center, or against Landlord's business of leasing the Shopping Center; (iii) any tax or charge for fire protection, refuse collection, streets, sidewalks or road maintenance or other services provided to the Shopping Center by any governmental agency; (iv) any tax replacing or supplementing in whole or in part any tax previously included within the definition of real property impositions under this Lease; and (v) the cost of prosecuting any appeal of the real property impositions with respect to the Shopping Center, including attorneys' fees, appraisers' fees, and any administration charge of the managing agent of the Shopping Center, provided that Landlord agrees to retain an attorney who will be compensated on a contingent fee basis in connection with any such appeal with respect to the real property impositions with respect to the Shopping Center. During the first and last years of the Term, the real property impositions payable by Tenant shall be prorated for the fraction of the tax fiscal year included in the Term.

     (b) Real property impositions do not include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) Tenant's Share shall be the percentage set forth in Section 1(f). If no percentage is set forth therein, Tenant's Share shall be equal to the percentage obtained by dividing the leasable floor area of the Premises (ground floor plus mezzanine) by the total leasable area of all buildings in the Shopping Center. Tenant's Share shall be modified from time to time, as of the first day of the following month, in the event of a change in the leasable area of the Premises or the total leasable area of all buildings in the Shopping Center.

     (d) Notwithstanding the foregoing, Landlord may elect to obtain a separate assessment of the real property impositions with respect to the Premises, and Tenant shall be responsible for one hundred (100%) percent of such assessment in lieu of Tenant's Share of real property impositions with respect to the Shopping Center.

     6. Common Areas. (a) Tenant and its employees and customers shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the common areas of the Shopping Center as designated from time to time by Landlord subject to such reasonable rules and regulations as Landlord may impose from time to time. Tenant agrees to abide by such rules and regulations and to use its best efforts to cause its employees, agents, customers and invitees to conform thereto. Landlord may, at any time, close any common area to make repairs or changes, to prevent the acquisition of public rights in such area, or to discourage non-customer parking, and may do such other acts in and to the common areas as in Landlord's sole judgment may be desirable. Tenant shall require its employees to park in designated employee parking areas.

     (b) Tenant agrees that the Shopping Center Plot Plan Rider which sets forth the general layout of the buildings, parking area and other improvements in the Shopping Center shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Shopping Center will continue to be laid out as indicated on the Shopping Center Plot Plan Rider. It is understood and agreed that Landlord may change the number, dimensions and locations of any of the common areas as Landlord shall deem proper or eliminate or add to the buildings designated on the Shopping Center Plot Plan Rider or build additional buildings or other improvements in the Shopping Center. Tenant's use of the parking areas shall be limited to employees and customers occupying or visiting the Premises during normal business hours only, except that Tenant shall have the right, to park up to four (4) of its delivery/installation vans in an area to be designated from time to time by Landlord. Landlord shall not be responsible for any damage to or theft of any vehicles in the parking areas.

     (c) Tenant agrees to pay Tenant's Share of Common Area Costs (as hereinafter defined). The term "Common Area Costs" means all amounts incurred for operation of, maintenance of, and repairs and replacements to, the Shopping Center, including, without limitation: cleaning; snow and ice removal; removal of common area garbage and trash; landscaping; water and sewer charges; maintenance, repair and replacement of utility pipe lines, conduits or systems; lighting (including lighting of Common Areas during the normal business hours of the Shopping Center as determined by Landlord and security lighting); striping, repairing and replacing parking areas, driveways and walkways; premiums for general comprehensive liability insurance (including, without limitation, umbrella coverage), automobile insurance, all risk insurance and any deductible amount paid thereunder, rent insurance, sign insurance, and any other insurance carried by Landlord with respect to the Shopping Center; wages and salaries (including employee benefits); management fees in the amount of five (5%) percent of the gross rental income of the Shopping Center; the cost of material, equipment and supplies; policing of common areas (including costs relating to controlling traffic thereto and therefrom); reasonable straight-line depreciation of equipment; reasonable rental of equipment; costs incurred by Landlord under Section 13(a); and all other costs properly chargeable to the operation and maintenance of the Shopping Center. For the purposes of this Lease, Common Area Costs shall also include the costs incurred by Landlord for sweeping and snowplowing the parking areas and drive aisles of the Excluded Parcel, and for landscaping maintenance of the Excluded Parcel.

     (d) In the event any tenant of the Shopping Center, including Tenant, pays any item of Common Area Costs other than pursuant to a provision similar to this provision, the cost of such item to the extent of such payment shall not be included in Common Area Costs and the ground floor area of such tenant's leased premises shall be excluded for the purpose of determining Tenant's Share (Tenant shall be directly responsible for the maintenance and repair of the roof and structural elements of the Building and the costs and expenses attributable to the roof and structural elements of the Building shall not be included in Common Area Costs).Tenant shall pay one hundred (100%) percent of the costs to maintain, repair and replace any utility line serving the Premises to the "T" (the point of connection to the common line).

     7. Estimated Tax and CAM Payments. (a) Tenant shall pay Tenant's Share of real property impositions and Common Area Costs to Landlord in monthly installments on an estimated basis as reasonably determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord's experience and anticipation of costs. After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement setting forth the actual real property impositions and Common Area Costs for such calendar year. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord's request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited against the next succeeding estimated payments due hereunder, unless the Term has then expired, in which event the excess amount shall be refunded to Tenant.

     (b) Provided Tenant is not in default in its obligations under this Lease, and Tenant has paid all items of additional rent, Tenant shall have the right, within sixty (60) days of receipt of Landlord's yearly reconciliation of Common Area Costs for such year, time being of the essence, on reasonable prior written notice to Landlord, to inspect and examine Landlord's books, records and computations with respect to Common Area Costs and real property impositions. In the event of any overpayment by Tenant, Landlord shall promptly refund such overpayment to Tenant. The audit shall be conducted by a certified public accountant on a non-contingent fee basis only. Such audit shall be (i) conducted at Tenant's sole cost and expense; (ii) conducted only during the hours of 10:00 a.m. and 4:00 p.m., Monday through Friday on the tenth (10th) through twenty-fifth (25th) day of the month; and (iii) shall be conducted at the office where Landlord maintains tax and expense records relating to the Shopping Center. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of receipt thereof by Tenant, time being of the essence. No audit shall be conducted at any time that Tenant is not current with its rent payments (even as to any disputed amount) or is in default under this Lease. No subtenant shall have any right to conduct an audit. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall keep the results of such audit strictly confidential and shall not disclose same to any other tenant of the Shopping Center.

     8. Insurance. (a) Tenant shall provide, at its own expense, and keep in force during the Term:

     (1) General liability insurance, including contractual liability coverage, insuring against and saving harmless Landlord, Steiner Building Company, L.L.C., Landlord's managing agent, any Landlord's mortgagee and Tenant, from all liability arising from any injury to or death of any person, or in any one incident or occurrence, in the amount of at least Five Million ($5,000,000.00) Dollars, and Three Million ($3,000,000.00) Dollars with respect to damage to property. The foregoing limits of insurance may be increased from time to time in accordance with the liability insurance limits from time to time customary for similar properties in the general area of the Shopping Center.

     (2) Fire and casualty insurance with broad form extended coverage, including, but not limited to, coverage for vandalism and malicious mischief, in the amount of the full replacement cost, from time to time, of Tenant's trade fixtures, equipment, inventory and other contents of the Premises.

     (3) Business interruption insurance in an amount at least sufficient to pay Tenant's obligations as to payment of Base Rent and additional rent under this Lease for a minimum of one (1) year.

     (4) Workers' Compensation insurance in accordance with the laws of the state in which the Premises are located.

     (5) Such other insurance as Landlord may from time to time reasonably require.

     (b) All such policies shall be issued by insurance companies of recognized responsibility, duly licensed and authorized to transact business in the state in which the Premises are located and holding a "General Policyholder's Rating" of A or better, as set forth in the most current issue of "Best's Insurance Guide." Such insurance maintained by Tenant shall be written on an occurrence basis and shall be primary over all insurance applicable to the Shopping Center. Tenant agrees to deliver to Landlord, prior to the commencement of the Term, and thereafter not later than ten (10) days after request by Landlord, a copy of each such insurance policy or, if requested by Landlord, a certificate of insurance as to any such policy of insurance, together with proof of the payment of the initial or renewal premiums therefor. Such insurance shall be non-cancelable without thirty (30) days' prior written notice to Landlord.

     (c) Landlord and Tenant waive all rights to recover against each other for any loss or damage arising from any cause covered by, and to the extent of, any insurance required to be carried by them pursuant to this Lease or any other insurance actually carried by them. Landlord and Tenant shall obtain for each insurance policy procured by them regarding the Premises or the Shopping Center, or any property located thereon, an appropriate clause therein or endorsement thereto pursuant to which the insurance company issuing such insurance policy waives its subrogation rights against Landlord or Tenant, as the case may be.

     (d) If, as a result of the business or method of operation of Tenant, a risk rating is ascribed to the Premises or to the Shopping Center by Landlord's insurers higher than the rating which would otherwise be applicable to the Premises or Shopping Center, Tenant shall pay all increased premiums payable by Landlord as a result of such higher risk rating. Such payment shall be made within ten (10) days after Landlord's request therefor.

     (e) Landlord shall provide, and keep in force during the Term, such insurance of such types and amounts as are customarily carried by owners of similar shopping centers in the vicinity of the Shopping Center, including Special Form property insurance insuring the buildings in the Shopping Center against loss by fire and such other risks as are from time to time included therein in an amount equal to not less than eighty (80%) percent of the replacement cost thereof (provided, however, that to the extent that other tenants or occupants of the Shopping Center separately maintain (or are separately responsible for the rights covered by) such insurance, Landlord shall not be obligated to maintain such insurance), and including general liability insurance for the common areas of the Shopping Center with a combined single limit of not less than Three Million ($3,000,000) Dollars for any bodily injury or property damage.

     9. Utilities. (a) Landlord shall arrange for installation of utilities to the Premises as provided in the Landlord's Work Rider. Tenant shall pay, directly to the appropriate supplier selected by Landlord to be the supplier for the Shopping Center, the cost of all electricity, natural gas, sewer service, sprinkler stand-by service, water, refuse disposal and other utilities and services supplied to the Premises. Landlord shall, at its expense, install separate meters for such utilities and arrange with the public utility companies serving the Shopping Center for such utilities to be provided. If any such utility or service shall not be separately metered or billed, Tenant shall pay monthly its appropriate share of the charges therefor based upon Tenant's consumption or use of such utility or service as determined by Landlord's engineer, submeter or checkmeter (at Landlord's election). Tenant shall pay its share of water, sewer and sprinkler standby charges to Landlord in monthly installments in advance to the extent such utility services are not separately metered directly by the utility company. Landlord, its managing agent , and its general contractor shall not be liable to Tenant, and Tenant's obligations under the Lease shall not be abated, in the event of any interruption or inadequacy of any utility or service supplied to the Premises or Shopping Center.

     (b) In the event a utility company ("UC") servicing the Shopping Center has an agreement with Landlord by which Landlord is entitled to recoup utility line and related construction costs, then and in that event, such payment or credit by the UC may be applied to reduce user fees and other charges payable by Tenant under this Lease. Should Tenant receive any such payment or credit from the UC, Tenant shall pay to Landlord an amount equal to such payment or credit from the UC within (10) days after receipt of same.

     (c) Tenant shall, at its sole expense, obtain its own phone services and cable services.

     (d) Tenant shall obtain a trash dumpster and recycling container for its separate use and shall be responsible for its own trash removal and recycling, at Tenant's expense.

     (e) Tenant agrees that it shall not generate electricity and will purchase all electric services including consumption and transmission charges for its Premises from JCP&L.

     10. Use of Premises. (a) The Premises may only be used for the use set forth in Section 1(g). Landlord represents that the use set forth in Section 1(g) is permitted in the zoning district in which the Shopping Center is located.

     (b) Tenant shall not use or permit the Premises to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Premises; (iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Premises or Shopping Center; or (iv) any purpose which creates or produces noxious odors, smoke, fumes, emissions, noise or vibrations.

     (c) Tenant shall not cause or permit any overloading of the floors of the Premises. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent.

     (d) No storage of any goods, equipment or materials shall be permitted outside the Premises.

     (e) Notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall not violate or cause Landlord to be in violation of any restrictive covenant or exclusive use provision contained in any lease now or hereafter in effect with respect to any portion of the Shopping Center or any of the restrictive covenants set forth on the Restrictive Covenant and Prohibited Use Rider presently in effect at the Shopping Center by virtue of other leases or Landlord requirements. Nothing in this Lease shall permit Tenant to use the
Premises   except  as  set  forth  in  Section  1(g)  in  any  event,   however.
Notwithstanding the Restrictive Covenant and Prohibited Use Rider attached hereto, Tenant shall be permitted to sell the following items at the Premises provided that the area allocated to such sales shall not exceed 250 square feet of Tenant's ground floor leaseable area in the aggregate: (i) motorized window treatments; (ii) plasma screen frames; (iii) indoor lighting controls; and (iv) Tenant shall be permitted to sell furniture provided that the area allocated to such sales shall not exceed ten (10%) percent of Tenant's ground floor leasable area.

     (f) Tenant agrees to conduct its business in the Premises under the trade name set forth in Section 1(c).

     (g) Tenant agrees not to paint or otherwise mark the storefront glass and agrees not to post signs on the storefront glass. No flags or banners shall be displayed on the exterior of the Premises. No vehicle advertising Tenant or its affiliates shall be parked in the Shopping Center except during loading or unloading in the rear of the Premises, and except for the four (4) delivery/installation vans referred to in Section 6(a) hereinabove.

     (h) Landlord covenants and agrees that, except as hereinafter provided, no other portion of the Shopping Center shall be leased for the primary use of a consumer electronics for the home retailer. The foregoing restriction shall not be applicable (i) if Tenant or any permitted subtenant or assignee of Tenant is not then operating the entire Premises for the use set forth in Section 1(g);
(ii) to any tenant whose demised premises exceed 45,000 square feet; or (iii) if the granting of this covenant by Landlord to Tenant is violative of any state or federal laws or regulations, including, but not limited to anti-trust legislation. A tenant shall be deemed to be engaged in the primary business of a consumer electronics retailer if seventy five (75%) percent or more of such tenant's gross sales at the leased premises are derived from the retail sale of consumer electronics for the home. In the event that it is determined that this covenant is found by a court of competent jurisdiction to be violative of any state or federal law or regulation or that same is unenforceable, at the present time or any time in the future, this covenant shall be void as of the date of such determination and of no further force and effect, and with respect to same Tenant hereby covenants and agrees with Landlord that it shall indemnify and hold Landlord harmless with respect to any penalties, fines, judgments, damages or recoveries had or imposed by any party against Landlord arising out of this covenant. Tenant agrees that this Lease shall not be adversely affected and there shall be no abatement of rent or additional rent charge payable hereunder as a result of the unenforceability of this covenant, it being understood and agreed that Landlord makes no representation or warranty as to its validity or enforceability. In the event that Tenant shall be in default in the payment of Base Rent, additional rent or any other monetary obligation under this Lease for a period of more than thirty (30) days, Tenant's rights to the exclusive use set forth in this Section 10(h) shall terminate and shall be of no further effect thereafter notwithstanding the continuance of this Lease.

     11. Operation of Business. (a) It is understood and agreed that it is of the essence of this Lease that Tenant open for business within thirty (30) days after the Rent Start Date and thereafter continuously conduct normal business operations in the Premises. Tenant agrees that it will so continuously operate its business in the Premises throughout the Term and will remain open for business, at a minimum, Monday, Tuesday, Wednesday, Thursday, and Friday, from 10:00 a.m. to 7:00 p.m., Saturdays from 10:00 am to 6:00 pm, and noon to 5:00 p.m. on Sundays. Tenant shall have the right to remain open for business hours in addition to those above designated. If Tenant shall elect to remain open for any additional hours in excess of the normal operating hours of the Shopping Center as determined by Landlord from time to time, Tenant shall be responsible, along with other tenants then open for business, for any costs or expenses incurred by Landlord in connection therewith, including, but not limited to, costs of lighting for the common areas.

     (b) Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Demised Premises lighted from dusk until 11:00 p.m. every day, including Sundays and holidays.

     (c) Tenant agrees to use the Shopping Center name in referring to the location of the Premises in all newspaper or other advertising or other printed material and all other references to the location of the Premises, and include the address and identity of its business activity in the Premises and all advertisements made by Tenant in which the address and identity of any other local business activity of like character conducted by Tenant shall be mentioned. The name of any anchor tenant in the Shopping Center shall not be used in such advertising.

     (d) Tenant shall participate in any reasonable window cleaning and exterminating program that may be established by Landlord for retail stores and businesses in the Shopping Center.

     (e) Tenant shall operate its business in the Premises with adequate equipment and trade fixtures which shall be new, functional, sufficient and of first class workmanship.

     (f) Tenant shall handle and dispose of all rubbish, garbage and waste from Tenant's operations in accordance with regulations established by Landlord and not permit the accumulation (unless concealed in metal containers inside the Premises) or burning of any rubbish or garbage in, on or about any part of the Premises or Shopping Center. Tenant agrees that it shall not permit the pick-up of garbage and/or recycling dumpsters and /or compactors except during the hours of 7:00 a.m. and 8:00 p.m., Monday through Friday, and 9:00 a.m. to 8:00 p.m. on weekends.

     (g) In the event that Tenant shall cease to conduct its business operations in the Premises as required by Section 11(a) for forty-five (45) days or more within any Lease Year, then, at any time following such forty-five (45) days, Landlord shall have the right, by notice to Tenant, to terminate this Lease upon a date specified in such notice which shall be not less than ten (10) days from the date of such notice.

     12. Existing Conditions; Tenant's Work. (a) Except for any work required to be performed by Landlord as provided in the Landlord's Work Rider, Tenant accepts the Premises in their "as is" condition as of the date hereof. Tenant acknowledges that Landlord has not made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

     (b) Prior to opening the Premises to the public for business, Tenant agrees to make interior non-structural improvements and alterations to the Premises of a nature and design necessary for conduct of Tenant's business. Prior to commencing such improvements and alterations Tenant shall submit the plans and specifications therefor to Landlord for its approval, such approval not to be unreasonably withheld or delayed. Tenant shall obtain all necessary governmental consents and permits for such work and for its use of the Premises. All materials shall be new and both workmanship and materials shall be of first class quality and in compliance with all applicable laws. Tenant shall, at its cost and expense, obtain all governmental permits and approvals required for its occupancy of the Premises. Tenant shall comply with the requirements of Section 14 in making its initial improvements and alterations.

     13.  Maintenance  and  Repairs.  (a)  Tenant  shall,  at its sole  cost and expense, make all necessary repairs and replacements to or of: (i) the foundation and structure of the Premises; (ii) the roof and roof covering of the Premises; (iii) the windows, plate glass, doors and any fixtures or appurtenances composed of glass; (iv) the heating, ventilating and air conditioning equipment serving the Premises; (v) all other exterior and interior portions of the Premises; and (vi) the sidewalks adjoining the Premises including keeping them in a clean and orderly condition, free of accumulation of dirt, rubbish, debris, snow and ice. Notwithstanding the foregoing, if the necessity for any repairs or replacements to any of the common areas of the Shipping Center or any other area of the Shopping Center shall result from the act, fault or negligence of Tenant, or its agents, servants, employees, licensees or invitees, or of anyone claiming under Tenant, or shall result from the default by Tenant under the provisions of this Lease, Tenant shall, upon demand reimburse Landlord for the cost of such repairs or replacements. All repairs and replacements performed by Tenant shall be performed in a good and workmanlike manner and in conformity with all statutes, ordinances, rules, regulations and requirements of public authorities and insurance inspection and rating bureaus. Tenant shall obtain all necessary permits and approvals required in connection therewith.

     (b) During the Term, Tenant shall procure and maintain the following service contracts: (i) a service contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Premises (the inspections pursuant to such contract shall be made at least quarterly); and (ii) a service contract for inspection and maintenance of the roof of the Premises (the inspections pursuant to such contract to be made at least semiannually). The identity of the service contractors shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.

     14. Alterations and Improvements. (a) Tenant shall not make any alterations, additions or improvements to the Premises (the "Alterations") without Landlord's prior written consent, except for interior wall finishes and floor finishes. Landlord's consent to any proposed non-structural alterations shall not be unreasonably withheld or delayed. In no event shall Alterations reduce the size or cubic content of the Premises or reduce the value of the Premises, nor shall Tenant be permitted to construct or install any basement or second floor in the Premises or expand or supplement any mezzanine in the Premises. Tenant shall submit to Landlord detailed plans and specifications for Alterations requiring Landlord's consent and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof. Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:

     (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord a permanent certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.

     (2) Tenant shall arrange for extension of the general liability insurance provided for in Section 8(a) to apply to the construction of the Alterations. Further, Tenant shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering persons employed in connection with the work. All such insurance shall conform to the requirements of Section 8(a).

     (3) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first class quality and in compliance with all laws and governmental regulations.

     (4) Tenant shall employ only labor compatible with the labor forces employed by Landlord and its contractors and subcontractors, and shall take all actions reasonably required to prevent labor conflicts, including compliance with all union rules and regulations established by union contracts with the labor forces employed by Landlord, its contractors and subcontractors.

     (b) Upon completion of the Alterations, Tenant shall provide Landlord with "as built" reproducible transparency plans of the Alterations and AutoCad disks thereof.

     (c) Alterations shall be the property of Landlord and shall remain on the Premises upon termination of the Lease, or, if Landlord so requires, a portion of or all Alterations shall be removed by Tenant on or prior to the termination of the Lease and Tenant shall restore the Premises to their condition prior to such Alterations.

     (d) Tenant shall not during the period from October 15th through January 31st perform any Alterations except in connection with Tenant's initial build-out.

     (e) Tenant agrees that its construction activities and Alterations shall not:

          (i) cause any increase in the cost of constructing improvements upon the Premises Site and/or the remainder of the Shopping Center;

          (ii) unreasonably interfere with construction work being performed on the Premises Site or any other part of the Shopping Center;

          (iii) unreasonably interfere with the use, occupancy or enjoyment of any part of the remainder of the Shopping Center by any other party entitled to the use and occupancy of any portion of the Shopping Center, and the employees, agents, contractors, customers, vendors, suppliers, visitors, and invitees of such other party;

          (iv) cause any building located on the Shopping Center to be in violation of any law, rule, regulation, order or ordinance authorized by any city, county, state, federal government, or any department or agency thereof.

     (f) Provided and on condition that Tenant has not assigned this Lease or sublet all or any portion of the Premises, Tenant may erect on the roof of the Building, at Tenant's sole cost and expense, up to three (3) satellite antenna/dish transmission/reception devices (the "Antennas") subject to the terms and conditions set forth in this Section 14 of the Lease and subject further to the terms and conditions set forth hereinafter. Prior to installing the Antennas, Tenant shall provide Landlord with plans and specifications therefor, as well as structural calculations and such other information pertaining to the Antennas as Landlord may reasonably require. Landlord's prior consent to such plans and specifications, as well as the location, manner of installation and control of the Antennas shall be required. Tenant shall, within ten (10) days of being billed therefor by Landlord, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review of the foregoing. Tenant shall obtain, at its sole cost and expense, all governmental permits and approvals required for the installation and use of the Antennas. Tenant shall install the Antennas in a good and workmanlike manner using a roofing contractor designated by Landlord. Once installed, the Antennas shall be deemed to be a part of the Premises and all references in this Lease to the Premises shall include said Antennas. Tenant shall be solely responsible, at its sole cost and expense, for the maintenance and repair of the Antennas, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the installation and/or use of the Antennas. Tenant shall also be responsible for the repair of any damage to the Building or the roof caused by the installation and/or use of the Antennas and Tenant shall assume full responsibility for the cost of repair and/or use of the Antennas. Tenant agrees that in the event that any repair or replacement of the roof is required, Tenant will use the roofing contractor designated by Landlord. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Antennas. In addition, Landlord shall in no event be responsible if, for any reason whatsoever, the Antennas does not perform to the expectations of Tenant. In using the Antennas, Tenant agrees: (i) not to disrupt, adversely affect or interfere with any other tenant's or other occupant's use and enjoyment of its leased premises or any other part of the Shopping Center or the Excluded Parcel, and (ii) not to disrupt, adversely affect or interfere with any other providers of telecommunications services to the Building and/or the Shopping Center and/or the Excluded Parcel. Tenant agrees not to grant any third parties the right to utilize in any manner, or otherwise benefit from, the Antennas. Tenant further agrees that Landlord may install and operate, and may permit the installation and operation by others of, additional satellite antenna/dish transmission/reception devices in the Shopping Center and on the Excluded Parcel. The Antennas shall become the property of Landlord and shall remain on and be surrendered with the Premises in good working order and repair upon the expiration or earlier termination of this Lease, unless Landlord shall notify Tenant that it desires the Antennas to be removed at the expiration or earlier termination of this Lease, in which event Tenant agrees to remove the Antennas and repair any damage caused by such removal. Tenant's failure to timely comply with the immediately preceding sentence shall constitute a holding over of the Premises by Tenant until such time as the Antennas is removed and any damage caused by such removal is repaired by Tenant. In addition, if, on or before the Expiration Date, Tenant fails to both remove the Antennas and repair any damage caused thereby, then, Landlord may, at Tenant's sole cost and expense, remove the Antennas without compensation to Tenant, discard it without liability to Landlord, and restore any damage caused by the removal of the Antennas.

     15. Covenant Against Liens. Tenant shall not have any right to subject Landlord's interest in the Shopping Center to any construction lien or any other lien whatsoever. If any construction lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant or Tenant's contractors or subcontractors, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within ten (10) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom. The provisions of this
Section 15 shall survive this Lease.

     16. Signs. (a) All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Shopping Center from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Landlord's current sign criteria are set forth on the Sign Criteria Rider. All signs shall be kept in good condition and in proper operating order at all times. At the expiration of the Term, Tenant's signs shall be removed at Tenant's expense, including the cost of repairing any damage to the Premises or the Shopping Center resulting from the installation or removal of such signs. In the event Landlord renovates the facade of the Shopping Center during the Term and requires uniform signage, Tenant agrees to install a conforming sign, at Tenant's expense. Tenant shall not make any changes to the storefront or exterior of the Premises, or install any exterior lighting decorations, paintings, awnings, canopies or the like.

     (b) Tenant shall have the right to install and maintain one sign face on each of the pylon signs, the location of which on the pylons shall be as shown shaded on the Pylon Sign Rider. Tenant shall pay the cost of its sign face on each pylon sign and a portion of the cost of the illumination, maintenance and repair, of each pylon sign, such portion to be based on the ratio of the area of Tenant's sign faces and the aggregate area of all tenants' sign faces on each pylon sign.

     17. Compliance with Law. (a) Tenant shall, at Tenant's sole cost and expense, take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or Landlord's or Tenant's insurers, or any Landlord's mortgagee, now or hereafter applicable to the Premises or Tenant's use or occupancy. Tenant shall, at Tenant's sole cost and expense, obtain all permits and approvals, including a certificate of occupancy, necessary for Tenant's occupancy or use of the Premises.

     (b) Landlord shall take all action to conform to and comply with all laws, orders and regulations of any governmental authority now or hereafter applicable to the Shopping Center except for any such laws, orders and regulations required to be complied with by Tenant pursuant to Section 17(a) hereinabove, or any other tenant or occupant of the Shopping Center. All costs and expenses incurred by Landlord in connection with its obligations pursuant to this Section 17(b) shall be included in the term Common Area Costs pursuant to Section 6(c) hereinabove unless specifically excluded in this Lease.

     18. Environmental Law Compliance. Landlord shall be responsible, at its sole cost and expense, for cleanup of any hazardous substances or wastes in the Shopping Center which were in existence in the Shopping Center prior to the Commencement Date.

     (b) Tenant shall be responsible, at its sole cost and expense, for cleanup of any hazardous substances or wastes which occur (i) in the Premises after the Commencement Date regardless of by whom caused, or (ii) anywhere else in the Shopping Center caused by the acts of Tenant, its agents or employees.

     (c) Landlord shall be responsible for cleanup of any hazardous substances or wastes occurring in the Common Areas of the Shopping Center not caused by Landlord or any of its agents or employees, but the cost of such cleanup shall be included in Common Area Costs.

     (d) Tenant shall, at Tenant's sole cost and expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ISRA"). Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection ("NJDEP") and any of NJDEP's bureaus or divisions. Tenant's obligations under this Section shall also arise if there is any closing, terminating or transferring of operations by any person or entity of any industrial establishment at the Shopping Center pursuant to ISRA, including without limitation a sale, transfer or conveyance of the Shopping Center by Landlord or an assignment or subletting by Tenant. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits, if appropriate, and shall promptly sign such affidavits when requested by Landlord.

     (e) Tenant agrees to comply with the provisions of the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) and any other federal, state or local environmental law or regulation applicable to Tenant, the Premises, the Shopping Center, or Tenant's use or occupancy, or due to the expiration or earlier termination of the Term.

     (f) Tenant agrees not to use the Premises or any other portion of the Shopping Center for the purpose of storing, handling, transferring, transporting, producing, refining or processing hazardous substances and/or hazardous wastes, and not to release, spill, leak, pump, emit, pour, empty or dump any such hazardous substances and/or hazardous wastes onto the Premises or any other portion of the Shopping Center, or any adjacent property, or into the sewer or other waste disposal system serving the Shopping Center.

     (g) Tenant's obligations under this Section 18 shall survive the expiration of this Lease.

     19. Landlord's Access. Landlord and its representatives may enter the Premises at all reasonable times (or at any time in the event of emergency) for the purpose of inspecting the Premises, or making any repairs, replacements, or improvements to the Premises, or to show the Premises to prospective tenants or other parties, or for any other purpose Landlord deems necessary. During the final six (6) months of the Term, Landlord may place customary "For Lease" signs on the Premises.

     20. Assignment and Subletting. (a) Except as otherwise provided in this paragraph, Tenant shall not assign or encumber Tenant's interest in this Lease, or sublet any portion of the Premises, or grant concessions or licenses with respect to the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Except as set forth below, the cumulative transfer of more than fifty (50%) percent of the ownership interest of Tenant to a single individual or entity shall be deemed to be an assignment of this Lease requiring Landlord's consent. Notwithstanding anything to the contrary set forth in this Lease, Tenant may assign this Lease or sublet the Premises, or sell all or substantially all of Tenant's assets, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, provided such assignee shall assume all of Tenant's obligations under this Lease, and such assignee or sublessee shall immediately thereafter have a tangible liquid net worth at least equal to the greater of that of Tenant on the date hereof or on the date of assignment or subletting. If a majority of the ownership interests of Tenant is transferred, or this Lease is assigned, the most senior affiliate of the transferee or assignee shall be deemed to guaranty this Lease. Notwithstanding anything to the contrary set forth in this Lease, so long as Tenant is a publicly traded company any transfer or series of transfers of the common stock of Tenant shall not require the consent of Landlord, irrespective of the percentage of ownership transferred.

     (b) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall submit to Landlord a written request for Landlord's approval thereof, setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublease; and the details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any Alterations required for the proposed assignee or sublessee. Tenant shall also furnish any other information reasonably requested by Landlord. Landlord shall have the option (i) to withhold its consent; (ii) to grant consent; or (iii) to terminate this Lease as of the effective date of such proposed assignment or sublease. Landlord may enter into a direct lease with the proposed assignee or sublessee, if Landlord so elects. Landlord's acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting.

     (c) In the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Term fifty (50%) percent of any rent or other sums received by Tenant from its assignee or sublessee in excess of the Base Rent and other charges paid by Tenant allocable to the Premises or portion thereof sublet, as the case may be; provided, however, that Tenant may first recover the reasonable expenses incurred by Tenant for brokerage commissions, and legal fees not to exceed $1,000, in connection with any such assignment or subletting, before any excess is divided 50% - 50% between Landlord and Tenant.

     (d) No assignment or subletting hereunder, whether or not with Landlord's consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant's assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.

     (e) Notwithstanding anything to the contrary contained in this Lease, no more than one business may be operated in the Premises and the Premises may not be divided in any way; the Premises must consist of only one (1) store.

     (f) Tenant shall pay to Landlord upon demand all costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting not to exceed $1,000.00 per occasion.

     21. Casualty. (a) If at any time during the Term hereof the Premises shall be damaged or destroyed in whole or in part by fire or other casualty or by the elements, except as hereinafter provided, Landlord, at Landlord's expense to the extent of the available insurance proceeds, shall promptly and with due diligence repair, rebuild and restore the Premises as nearly as practicable to the condition thereof existing immediately prior to such damage or destruction. If the Premises shall be so damaged or destroyed that Tenant cannot carry on its normal business operations in the entire Premises, then Base Rent and additional rent shall abate in proportion to the ground floor area of the Premises not usable for Tenant's normal business operations from the date of such damage or destruction until the Premises are restored. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any destruction of the Premises. Landlord shall not be required to repair improvements or alterations to the Premises made by Tenant, other than the initial Alterations.

     (b) Landlord shall have the option to terminate this Lease if all or a substantial portion of the Premises or the Shopping Center is damaged or destroyed by fire or other casualty or by the elements during the Term, or if more than twenty-five (25%) percent of the ground floor area of the Premises is so damaged or destroyed during the last two (2) years of the Term, or if Landlord does not receive sufficient insurance proceeds to restore the Premises or Shopping Center. This option may be exercised by notice to Tenant within one hundred eighty (180) days following occurrence of such damage or destruction.

     (c) Landlord shall not be deemed to have received insurance proceeds for the restoration of the Premises or Shopping Center until and unless such insurance proceeds are actually delivered to Landlord, and Landlord's mortgagee has, in writing, agreed that Landlord may use such proceeds for the repair and restoration of the Premises or Shopping Center.

     22. Condemnation. If all of the Premises or Shopping Center shall be taken under the power of eminent domain or sold under the threat thereof ("Condemnation"), this Lease shall terminate on the date on which title to the Premises or Shopping Center shall vest in the condemning authority. If a portion of the Premises or Shopping Center shall be so taken, Landlord may terminate this Lease on the date on which title to such portion of the Premises or Shopping Center vests in the condemning authority. If this Lease shall remain in effect, Landlord shall restore the improvements not taken as nearly as reasonably practicable to their condition prior to the Condemnation, and the Base Rent shall be reduced proportionately in accordance with the reduction in the ground floor square foot area of the Premises following the Condemnation. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Premises and Shopping Center, except that Tenant may assert a claim in a separate proceeding to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord and waives any rights it may have in any condemnation proceeding with respect to the loss of its leasehold interest in this Lease and the Premises or for the value of the unexpired Term of this Lease or any options granted under this Lease. Landlord shall not be required to restore improvements or alterations to the Premises made by Tenant.

     23. Surrender of Premises. Upon termination of the Lease, Tenant shall surrender the Premises to Landlord broom clean, and in good order and condition, except for ordinary wear and tear, and damage by casualty which Tenant was not obligated to remedy under Section 21. Tenant shall remove its machinery and equipment and repair any damage to the Premises caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners, except if installed by Tenant and required by Landlord to be removed from the Premises. All personal property of Tenant remaining on the Premises after Tenant's removal shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the Premises at Tenant's expense.

     24. Holdover. In the event Tenant remains in possession of the Premises after the expiration of the term of this Lease (the "Holdover Period"), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period at the rate of twice the Base Rent payable during the last Lease Year of the Term, plus all items of additional rent and other charges with respect to the Premises payable by Tenant during the last Lease Year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Term of this Lease. The sum due to Landlord hereunder shall be payable by Tenant upon demand.

     25. Events of Default; Remedies. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an "Event of Default"): (i) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within ten (10) days of the date when due without the need for any notice thereof by Landlord, except Landlord agrees to give written notice of such failure to pay rent or other sum of money on two (2) occasions per Lease Year, and no Event of Default shall be deemed to have occurred if Tenant makes the required payment within five (5) days after such notice; (ii) Tenant fails to perform any of Tenant's non-monetary obligations under this Lease within thirty (30) days after written notice thereof from Landlord (provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant promptly commences such performance and thereafter diligently pursues its completion); (iii) Tenant abandons the Premises for ten (10) days or more; or (iv) Tenant makes an assignment for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty
(30) days, or if a receiver or trustee is appointed for a substantial part of Tenant's property and such appointment is not vacated within thirty (30) days.

     (b) On the occurrence of an Event of Default, without limiting any other right or remedy Landlord may have, without notice or demand, Landlord may:

          (i) Terminate this Lease and Tenant's right to possession of the Premises by any lawful means, in which event Tenant shall immediately surrender possession of the Premises to Landlord. At its option, Landlord may occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Premises or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to further pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Premises, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. Tenant expressly agrees that Landlord shall not be obligated to re-rent the Premises or take any other action to mitigate its damages in the event Tenant is in default under this Lease.

          (ii) Permit Tenant to remain in possession of the Premises, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

          (iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Premises is located.

     (c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord's exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

     (d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

     (e) Tenant agrees to pay as additional rent all attorneys fees and other expenses incurred by Landlord in the enforcement of any of the agreements or obligations of Tenant under this Lease.

     (f) If this Lease shall terminate by reason of an Event of Default, Landlord shall at its option and election be entitled, notwithstanding any other provision of this Lease, or any present or future law, to recover from Tenant or Tenant's estate (in lieu of all claims against Tenant relating to unpaid Base Rent or additional rent), as damages for loss of the bargain and not as a penalty, a lump sum which at the time of such termination of this Lease equals the then present worth of the Base Rent and all other charges payable by Tenant hereunder that were unpaid or would have accrued for the balance of the Term, such lump sum being discounted to the date of termination at the rate of five (5%) percent per annum, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law. If the Premises or any part thereof shall be re-let by the Landlord for a period including the unexpired Term of this Lease or any part thereof, before the presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved on such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount to be allowed by or under any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the Base Rent over the rental value referred to above.

     26. Service Fee; Interest. (a) Tenant's failure to pay rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Base Rent, additional rent or other sums due from Tenant to Landlord within seven (7) days after it becomes due, Tenant shall pay Landlord as additional rent a service fee equal to eight (8%) percent of the overdue amount ("Service Fee"), provided that on one (1) occasion in any Lease Year during the term, Landlord shall give Tenant written notice of its failure to make any such payment and the Service Fee shall not be imposed if Tenant makes such payment within (5) days after such notice. This service fee shall be in addition to reasonable legal fees and costs incurred by Landlord in enforcing this Lease.

     (b) Any amount owed by Tenant to Landlord which is not paid when due beyond any applicable cure or grace period herein shall bear interest at the rate of eighteen (18%) percent per annum ("Default Interest") following such cure or grace period, provided that on one (1) occasion per Lease Year, the Default Interest shall be reduced to fifteen (15%) percent and shall commence thirty
(30) days after the due date of the applicable amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

     27. Indemnification by Tenant. Tenant shall indemnify and hold harmless Landlord, Landlord's general contractor affiliate and Landlord's managing agent from and against all liability, claims or costs, including court costs and reasonable legal fees, arising from (i) Tenant's use of the Premises; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant; or
(iv) any injury to person or damage to property occurring on or about the Premises. Tenant shall defend Landlord, Steiner Building Company, L.L.C. and Landlord's managing agent against any such claim of a third party, with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for reasonable legal fees incurred by Landlord's employment of its own counsel. The foregoing shall not be an agreement to indemnify Landlord and/or Steiner Building Company, L.L.C. and/or Landlord's managing agent against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of Landlord and/or Steiner Building Company, L.L.C. and/or Landlord's managing agent and/or their agents or employees, where such an agreement would be void under N.J.S.A. 2A:40A-1 et seq.

     28. Landlord's Right to Cure Tenant's Default. If Tenant fails to make any payment or perform any act on its part to be made or performed beyond any applicable notice and cure period (except that no such notice and cure period shall be required in the event of an emergency), then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

     29. Waiver of Liability. Landlord, its managing agent, and its general contractor shall not be liable for any injury or damage to the business, equipment, merchandise or other property of Tenant or any of Tenant's employees or invitees or any other person on or about the Shopping Center, resulting from any cause, including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) condition of the Shopping Center.

     30. Force Majeure. If either party is unable to perform any of its obligations due to events beyond such party's control, the time provided to such party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim against such party by reason thereof. Nothing herein shall delay or affect Tenant's obligation to pay rent under this Lease as and when the same becomes due. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, weather
conditions,   labor  or  material   shortages,   or  government   regulation  or
restriction.

     31. Notice of Landlord's Default. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any Landlord's mortgagee whose name and address has been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord or Landlord's mortgagee fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     32. Landlord's Liability Limited. There shall be no personal liability of the Landlord or any partner, stockholder, officer, director, manager, member or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Shopping Center for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Shopping Center. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

     33. Estoppel Statement; Financial Statement. (a) Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date; (ii) the Rent Start Date; (iii) the Expiration Date; (iv) that this Lease is in full force and effect and unmodified (or if modified, stating the modifications); (v) the last date of payment of the Base Rent and other charges and the time period covered by each payment; (vi) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vii) such other matters as may be reasonably required by Landlord or any Landlord's mortgagee. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement may be given to and relied upon by Landlord and any prospective purchaser or mortgagee of the Shopping Center.

     (b) Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord such financial statements as are reasonably required to verify the net worth of Tenant. Any such statement may be given by Landlord to any Landlord's mortgagee or purchaser or prospective mortgagee of the Shopping Center, but otherwise shall be kept confidential by Landlord. Tenant represents to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.

     34. Quiet Enjoyment. (a) Landlord covenants that as long as Tenant timely pays the Base Rent and additional rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term provided by this Lease, subject to the provisions of this Lease.

     (b) Landlord reserves to itself such access and utility easements over, under, through and across the Premises as may be required by Landlord from time to time in connection with the use or operation of any other portion of the Shopping Center. No such easement shall materially interfere with Tenant's use of the Premises.

     35. Subordination; Attornment. (a) This Lease is subject and subordinate to any mortgage which may now or hereafter encumber the Shopping Center, and any renewals, modifications, consolidations, replacements or extensions thereof.

     (b) If Landlord's interest in the Shopping Center is acquired by any Landlord's mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Shopping Center and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord, or be subject to any offsets or defenses which Tenant might have against any prior landlord, or be bound by any Base Rent which Tenant might have paid for more than the current month to any prior landlord, or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

     (c) Tenant agrees that this Lease shall be modified in accordance with the reasonable request of any institutional Landlord's mortgagee, provided no such modification adversely affects the business terms of this Lease.

     (d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver any document necessary or appropriate to evidence the subordination, attornment or agreement above provided.

     (e) Landlord shall contact the mortgagee of any mortgage to which this Lease is subordinated and use reasonable efforts to obtain such mortgagee's standard form of non-disturbance agreement for the benefit of Tenant, which non-disturbance agreement shall provide that so long as Tenant is not in default hereunder, Tenant's right to possession of the Premises shall not be affected or disturbed by said mortgagee in the event of a foreclosure, and any sale of the Shopping Center by said mortgagee shall be made subject to Tenant's right of possession in accordance with the terms and provisions of this Lease. Landlord does not warrant or represent that any such mortgagee will consent to enter into the above-described non-disturbance agreement or any other non-disturbance agreement with, or for the benefit of, Tenant. Provided Landlord contacts said mortgagee as set forth in the first sentence of this Section 35 (e), Tenant's obligations under this Lease, and the subordination of this Lease, shall in no way be affected, limited or otherwise modified as a result of any one or more mortgagee's refusal to enter into any non-disturbance agreement.

     (f) Upon Tenant's written request therefor, not to exceed two (2) such requests per Lease Year, Landlord agrees to execute a Subordination of Landlord's Lien in the form annexed hereto as the Subordination of Landlord's Lien Rider.

     36. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the real estate brokers whose identities are set forth in Section 1(i). The commission of such brokers shall be paid by the party as set forth in Section 1(i). Each party shall indemnify and hold the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the brokers identified in Section 1(i).

     37. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1(h) as security for the performance by Tenant of its obligations under this Lease (the "Security Deposit"). Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Base Rent, additional rent, service fees or other debts of Tenant due Landlord, or repair or restoration of the Premises. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the Security Deposit to Tenant without interest on the date thirty (30) days after the surrender of the Premises by Tenant. Landlord may deliver the Security Deposit to the purchaser or other transferee of Landlord's interest in the Shopping Center in the event the Shopping Center is sold or otherwise transferred, and Landlord shall be discharged from any further liability with respect to the Security Deposit. Provided that Tenant has not been in default at any time, as of the start of the second Lease Year, Landlord shall return one half (1/2) of the Security Deposit to Tenant, and the amount of the Security Deposit for the remainder of the Term shall be $13, 882.50.

     38. Notices. All notices in connection with this Lease or the Premises shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or recognized national overnight courier service (e.g., Federal Express, Airborne). Notices to Landlord shall be delivered to the address specified in Section 1(b). Notices to Tenant shall be delivered to the address specified in Section 1(c). All notices shall be effective upon delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

     39. Miscellaneous. (a) The failure of either party to insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

     (b) The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other.

     (c) Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Premises.

     (d) The laws of the state in which the Shopping Center is located shall govern this Lease.

     (e) If Tenant is a corporation, partnership or limited liability company, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation, partnership or limited liability company, as the case may be.

     (f) Landlord shall not be liable for consequential damages arising from any negligence, tortious act, breach of any term, covenant or obligation under this Lease, or any other act or omission affecting this Lease.

     (g) This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant's successor unless the interest of Tenant's successor in this Lease is acquired in accordance with Section 20.

     (h) This Lease shall not be recorded.

     (i) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

     (j) This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

     (k) A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

     (l) Tenant agrees that during the term of this Lease neither Tenant nor any person, firm, or corporation, directly or indirectly controlling, controlled by or under common control with Tenant (and also, in the event Tenant is a partnership, if any partner thereof owning more than 10% of the outstanding partnership interests thereof) or parent, subsidiary or related or affiliated corporation shall directly or indirectly operate, manage, conduct or have any interest in any commercial establishment within ten (10) miles of the Shopping Center whose business competes with the business conducted in the Premises.

     (m) In the event of any lawsuit or court action between Landlord and Tenant arising out of or under this Lease, or the terms and conditions stated herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to the said lawsuit or court action. In addition to the foregoing, in the event Landlord employs an attorney to collect any past due installment of rent or other charge herein required to be paid by Tenant, Tenant agrees to pay as additional rent all the reasonable attorneys' fees and other expenses actually incurred by Landlord in collecting such amounts whether or not a lawsuit is brought.

     40. Condition to Lease. The effectiveness of this Lease is conditioned upon Landlord's obtaining all requisite governmental approvals for construction of the Premises within six (6) months of the date hereof or either party may terminate by written notice to the other.


     The riders enumerated in Section 1(j) are attached hereto and made a part of this Lease as fully as if set forth herein at length. The terms used in the rider have the same meanings as set forth in the Lease. The provisions of a rider shall prevail over any provisions of the Lease which are inconsistent or conflict with the provisions of the rider.

     IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date set forth in Section 1(a).


                                            LANDLORD:

WITNESS:                                    724 R202 ASSOCIATES, L.L.C.



                                            By:
-----------------                              --------------------------------
                                            Its:
                                                -------------------------------




                                            TENANT:

ATTEST:                                     HARVEY ELECTRONICS, INC.



                                            By:
-----------------                              --------------------------------
                                            Its:
                                                -------------------------------





                                 BASE RENT RIDER



Date of Lease:                                                          , 2004

Landlord:                  724 R202 Associates, L.L.C.

Tenant:                    Harvey Electronics, Inc.

Premises:                  Building #4A
                           Bridgewater Towne Centre
                           Bridgewater, New Jersey



     The Base Rent payable by Tenant to Landlord during the Term shall be at the annual amounts and for the periods and be payable in the monthly installments as follows:

     Period                      Monthly Installment     Annual Amount
     ------                      -------------------     -------------

     Lease Years  1  -  5        $12,562.50              $150,750.00

     Lease Years 6  -  10        $15,187.50              $182,250.00















                                                     Initials:


                                                     --------
                                                     Landlord


                                                     ------
                                                     Tenant




                             EXTENSION OPTION RIDER


Date of Lease:                                                  , 2004

Landlord:                  724 R202 Associates, L.L.C.

Tenant:                    Harvey Electronics, Inc.

Premises:                  Building #4A
                           Bridgewater Towne Centre
                           Bridgewater, New Jersey


     1. Grant of Option. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant an option (the "Option") to extend the Term following the expiration of the original term hereof (the "Initial Term") for an additional term of five (5) years (the "Extension Term").

     2. Exercise of Option. The Option shall be exercised only by written notice (the "Extension Notice") delivered to Landlord in accordance with Section 38 of the Lease not more than twelve (12) nor less than nine(9) months before the expiration of the Initial Term. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver the Extension Notice within the specified time period, the Option shall lapse, and Tenant shall have no right to extend the Term.

     3. Conditions Precedent to Option. The Option shall be exercisable by Tenant and the Lease shall continue for the Extension Term provided both of the following conditions are satisfied:

     (a) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term, Tenant shall not be in default under any of the provisions of the Lease.

     (b) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term, the Tenant named in Section 1(c) of the Lease shall not have assigned the Lease or sublet any portion of the Premises, except as permitted in Section 20(a) of the Lease.

     4. Extension Term Provisions. The Extension Term shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except Tenant shall have no further option to extend the Term following the Extension Term and the Base Rent payable by Tenant to Landlord for the Extension Term shall be at the annual amounts and for the periods and be payable in monthly installments as follows:

                        Per
 Period                 Square Foot       Monthly Installment     Annual Amount
 ------                 -----------       -------------------     -------------

 Lease Years 11-15      $46.23            $17,336.25              $208,035.00










                                                     Initials:


                                                     --------
                                                     Landlord



                                                     ------
                                                     Tenant




                  RESTRICTIVE COVENANT AND PROHIBITED USE RIDER


Date of Lease:                                                  , 2004

Landlord:                  724 R202 Associates, L.L.C.

Tenant:                    Harvey Electronics, Inc.

Premises:                  Building #4A
                           Bridgewater Towne Centre
                           Bridgewater, New Jersey


     Following are the restrictive covenants presently in effect, and uses prohibited, with respect to the Premises and/or the Shopping Center:

     1. No portion of the Premises shall be used as : a bowling alley; theater showing either film, television or the like or live entertainment; health club, spa or exercise salon; arcade; game or amusement room; diner; coffee shop; billiard parlor; roller skating rink; ice skating rink; flea market; off-track betting office or for gambling; fire sale; bankruptcy sale; auction house operation; adult bookstore; massage parlor; establishment selling or exhibiting pornography; or for non retail or non retail service use.

     2. No portion of the Premises shall be used or occupied as a sports or other entertainment viewing facility (whether live, film, audio/visual or video); an automobile body and fender shop; an automobile repair shop (mechanical or otherwise) or any business servicing motor vehicles, including, without limitation, any quick lube oil change services, tire center, or any business storing or selling gasoline or diesel fuel at retail or wholesale; a catering or banquet hall; a so-called "head-shop"; a bingo parlor or any establishment conducting games of chance; a sales office, showroom or storage facility for boats, automobiles or other vehicles; a pawn shop; a central laundry, laundromat, dry cleaning or laundry plant or "drop store"; a funeral parlor, mortuary, crematorium or any other establishment selling caskets, headstones or other services, products and/or merchandise related to the funeral or burial business; a discotheque or dance hall; a recycling facility;
stockyard; a recreation and fitness facility, whether providing exercise, recreational, educational, entertainment or fitness activities, or any combination of the foregoing; a car wash; medical offices, a rehabilitative or treatment center or facility, including, without limitation, any so-called "health clinic," "medical clinic," "urgent, ambulatory or emergency care facility," or "walk-in care facility"; a house of worship; animal raising facility; a veterinary care facility or treatment center; a junkyard or for the disposal, incinerating, reducing or dumping of refuse or garbage; a business selling so-called "second hand goods"; surplus; for governmental offices or service type uses such as motor vehicle or military recruiting offices; hotel/motel or residential purposes; concert hall; bar or nightclub; medical offices; dental offices; attorney's offices; real estate offices; or as a training or educational facility, which for purposes hereof shall mean a beauty school, karate studio, dance studio, barber school, reading room, place of instruction, or any other activity, facility, school or program catering primarily to students or trainees as opposed to shoppers.

     3. No portion of the Premises shall be used as a supermarket, specialty food market, gourmet food store, drug store or pharmacy, video rental outlet, convenience store, warehouse store which sells food for off-premises consumption, submarine sandwich shop or pet store.

     4. No portion of the Premises shall be used for the sale of alcoholic beverages; as a liquor store; as a restaurant; or as a financial institution.

     5. No portion of the Premises shall be used for any use which would create an unreasonable demand on parking or otherwise create a nuisance.

     6. No portion of the Premises shall be used for the sale of any one or more of the following: lumber; hardware items; plumbing supplies; electrical supplies; paint; wallpaper; carpeting; floor coverings; cabinets; siding; ceiling fans; gardening supplies; nursery products; outdoor patio furniture; and major appliances (so-called "white goods").

     7. No portion of the Premises shall be used as a commercial bank, savings bank, bank branch, or other financial institution.

     8. No portion of the Premises shall be used for the sale, display, lease or distribution of items or materials related to hard and soft flooring (including tile, wood flooring, rugs and carpeting); interior design services; kitchen or bathrooms or components thereof (including tubs, sinks, faucets, mirrors, cabinets, showers, vanities; countertops and related hardware); indoor and outdoor lighting; window treatments (including draperies, curtains and blinds); wallpaper and wallcoverings; patio furniture and patio accessories; furniture; kitchen appliances, closet organizing systems; pictures or picture framing.

     9. No portion of the Premises shall be used for any of the following: the retail sale, leasing, servicing, installation, maintaining or repairing of personal, wireless, cellular or mobile telecommunications systems, equipment and related products and accessories.

     10. No portion of the Premises shall be used for the sale of any of the following: party goods; costumes; balloons; invitations; greeting cards; and party favors.

     11. No portion of the Premises shall be used for the retail sale of soccer equipment, including soccer clothing and related accessories.

     12. No portion of the Premises shall be used for the retail sale of any of the following: video game hardware and/or software; computer related software; computer hardware; or electronic board games.

     13. No portion of the Premises shall be used as a restaurant.

     14. No portion of the Premises shall be used for the sale of any of the following: postal services; mailbox rental services; sale of packaging and shipping services and supplies; duplicating services; fax services; computer time rental; passport photos; notary public services; greeting cards; or money order-type services.

     15. No portion of the Premises shall be used for th sale of any of the following: picture frames; pictures; posters; art work (framed or unframed); or custom picture framing services.

     16. No portion of the Premises shall be used for the sale of any of the following: jewelry; watches; wall clocks; and executive pens.

     17. No portion of the Premises shall be used for the sale of manicure or pedicure services.

     18. No portion of the Premises shall be used for the sale of any of the following items: disposable aluminum foil pans; giftware; toys; housewares; or general merchandise.

     19. No portion of the Premises shall be used as a "close-out" or deep discount store, or dollar store, or a store with "one price selling".

     20. No portion of the Premises shall be used for the sale of any of the following: mattresses; beds; box springs; headboards; footboards; bed frames; mattress pads; bunk beds; day beds; electric beds; cots; high rise beds; futons; or similar or related items.

     21. No  portion  of the  Premises  shall be used for the sale of any of the
following:   men's  apparel;   women's  apparel;   men's  accessories,   women's
accessories; tailoring services.

     22. No portion of the Premises shall be used for the sale of any of the following services or products: haircuts; perms; hair care products; or cosmetics.





                                              Initials:



                                              --------
                                              Landlord


                                              ------
                                              Tenant




                               SIGN CRITERIA RIDER

Date of Lease:                                                          , 2004

Landlord:                  724 R202 Associates, L.L.C.

Tenant:                    Harvey Electronics, Inc.

Premises:                  Building #4A
                           Bridgewater Towne Centre
                           Bridgewater, New Jersey

     I.COPY PERMITTED: Sign copy shall be limited to the name under which Tenant is doing business or type of store (such designation of the store type shall be by general terms and shall not include any specification of general merchandise offered for sale therein or the services rendered therein). Only one line of copy is permitted. Landlord's written approval is required for more than one line of copy and Landlord is not obligated to grant approval for same. Should Landlord grant this approval, Tenant's sign must adhere to all requirements set forth herein.

     II.PERMITTED SIGN LOCATION: Tenant signs are only permitted on the front face of the building fascia. The extreme outer limits of Tenant's sign letters, logos and/or components shall fall within a rectangle having a height of not more than 36" and shall be in accordance with the chart as follows (the "Sign Envelope"):

              Width of                                       Maximum Allowable
         Demised Premises                                     Length of Sign
         ----------------                                   --------------------
                   15'                     75%                    11.15'
                   16'                     74%                    11.84'
                   17'                     73%                    12.41'
                   18'                     72%                    12.96'
                   19'                     71%                    13.49'
                   20'                     70%                    14.00'
                   21'                     69%                    14.49'
                   22'                     68%                    14.96'
                   23'                     67%                    15.41'
                   24'                     66%                    15.84'
                   25'                     65%                    16.25'
                   26'                     64.75%                 16.84'
                   27'                     64.50%                 17.41'
                   28'                     64.25%                 18.00'
                   29'                     64%                    18.56'
                   30'                     64.75%                 19.13'
                   31'                     63.50%                 19.68'
                   32'                     63.25%                 20.24'
                   33'                     63%                    20.79'
                   34'                     62.75%                 21.34'
                   35'                     62.50                  21.88'
                   36'                     62.25%                 22.41'
                   37'                     62%                    22.94'
                   38'                     61.75%                 23.47'
                   39'                     61.50%                 23.99'
                   40'                     61.25%                 24.50'
                   41'                     61%                    25.00'
                   42'                     60.75%                 25.52'
                   43'                     60.50%                 25.00'
                   44'                     60.25%                 26.51'
                   45'                     60%                    27.00'
                   46'                     59.75%                 27.5'
                   47'                     59.50%                 27.96'
                   48'                     59.25%                 28.44'
                   49'                     59%                    28.91'
                   50'                     58.75%                 29.37'
                   51'                     58.50%                 29.83'
              Over 51'                                            30' Maximum


     The Sign Envelope shall be centered horizontally between the projections of the side lease lines of the demised premises and vertically within the front face of the building fascia on which the sign is attached. All signs shall be centered both vertically and horizontally within the Sign Envelope with the top of the highest letter located the same distance from the top of the Sign Envelope as the bottom of the lowest letter is located from the bottom of the Sign Envelope. In the event that Tenant has a corner or end unit, Tenant may install an additional sign on the second elevation as long as this additional sign meets all the requirements set forth herein. In the event that Tenant occupies an entire pad, Tenant may install signs on not more than two (2) facades.

     III. SIZES OF LETTERS: Tenant's sign letters in the Sign Envelope shall be between 6" to 8" deep and shall be uniform in width. The maximum letter height shall be 48" as long as the entire letter lies within the Sign Envelope.

     IV. TYPE OF SIGNS PERMITTED: Only individually mounted, internally illuminated, all metal channel letters with acrylic faces and trim cap retainers shall be permitted in the Sign Envelope. Box signs are expressly prohibited. All Tenant signs must receive Landlord's written approval prior to fabrication.

     V. TYPE OF SIGNS PROHIBITED: The following types of signs are expressly prohibited:

     1. Signs of a temporary character or purpose, irrespective of the composition of the sign or material used.

     2.   Moving Signs.

     3.   Box type signs or signs with formed plastic letters.

     4.   Painted on or luminous letters.

     5.   Back illuminated signs, "halo" effect letters.

     6.   Rooftop signs, banners, or projecting signs.

     7.   Free standing signs or sandwich boards.

     8.   Noise making devices.

     9.   Boxes, cabinets, frames, transparent, or translucent panels.

     10.  Flashing signs.

     11.  Animated, moving lights, blinking lights or floodlight illumination.

     12. Any other graphics, signs, or components which Landlord determines to distract from the overall shopping center appearance.

     13.  Non-illuminated signs.

     14.  Exposed neon signs.

     VI. LOGOS AND TRADEMARKS: The use of logos or trademarks on the Sign Envelope is discouraged. When Tenant has a logo which is used in conjunction with Tenant's name, Tenant must receive Landlord's prior written approval for the use of the logo in conjunction with Tenant's sign, provided logo conforms with all criteria listed herein and any special additional criteria which Landlord may impose relative to the specific proposal. Individual product logos are prohibited.

     VII. COLOR: The acrylic face color of all letters and approved logos must be approved by the Landlord. Tenant's sign color must be different from the sign colors immediately adjacent to either side of his sign. The trim cap retainers shall be painted to match the acrylic face color. The metal housing shall be dark bronze. Tenant shall submit to Landlord for approval a color chip of the acrylic face and PMS specification. The interior portion of the letter shall be white-washed for more efficient lumen output.

     VIII. STYLE OF LETTERS: Tenant must secure Landlord's prior written approval of any letter style.

     IX. ILLUMINATION: Neon shall not be noticeable as a source of light when the sign is illuminated. Only internally illuminated, individual channel letters shall be permitted in the Sign Envelope. No exposed neon or lighting with similar appearance shall be used on or visible from the exterior of the Premises.

     X.  SECONDARY  WIRING:   No  exterior   secondary  wiring  running  between
individual letters shall occur in the Sign Envelope.

     XI. ELECTRICAL SERVICE: All primary wiring, conduits and junction boxes are to be paid for by Tenant. Tenant's signage shall be connected to Tenant's electric meter. Tenant shall furnish and install at its own expense, a timer which shall turn all signs on or off at the same time each morning and night as set forth in the Lease.

     XII. TRANSFORMERS: Transformers shall be all copper wound "France" or "Jefferson" transformers. No transformer shall be loaded with more than the maximum linear footage of neon allowed by the manufacturer.

     XIII.  LETTER  CONSTRUCTION:   Only  galvanized  steel  fabricated  letters
(minimum 22 gauge) or all aluminum fabricated letters (minimum 0.062") are to be used in the fabrication of all Tenant sign letters.

     XIV. INSTALLATION: All letters shall be individually mounted in the Sign Envelope in conformance with U.L. Standards. No exposed wiring, raceways, or transformers are permitted. Tenant must secure Landlord's written approval concerning the method of Tenant's sign installation. All installation must be under Landlord's supervision.

     XV. PERMITS: Landlord's approval (stamped on the plans) and all required municipal permits are necessary prior to sign fabrication.

     XVI. SUBMITTAL FOR APPROVAL: Three sets of drawings showing complete signage with dimensions, specifications and installation details along with color chips must be submitted for written approval to the Landlord at the address set forth in the Lease, Attention: Real Estate Signage Department. These sign company shop drawings shall reference all dimensions and elevations of Tenant signage as well as Tenant frontage dimensions, location of demising walls, and building elevations and details such as column locations, other signage, etc.

     XVII. MAINTENANCE: At all times, Tenant shall maintain its signage in first-class condition. Tenant shall promptly repair or replace all burnt-out neon or other lighting elements as well as all broken or missing sign faces.

     XVIII. WINDOW AND DOORS SIGNS, DECALS:

     A. No sign either permanent or temporary shall be applied to the interior or exterior of any show window or any part of the storefront, doors and/or windows which is visible from the exterior, without Landlord's prior written approval.

     B. Permanently painted door signs are prohibited.

     C. Permanently painted window signs are permitted as follows:

     1.   Suite  Numbers:
          a. Size - 3"
          b. Color - white
          c. Style - Helvetica
          d. Placement - centered horizontally

     2.   Tenant Name under which it is doing business:
          a. Size - 2" maximum height with 24" length
          b. Color - white
          c. Style - Helvetica
          d. Placement - Centered horizontally, directly beneath suite number.

     3.   The hours during which it is doing business:
          a. Size - 1" maximum with 24" length centered 1-1/2" below tenant name.
          b. Color - white c. Style - Helvetica

     D. Decals shall be installed along bottom of glass sidelight in an area not more than 6" from bottom of glass and not to exceed 24" in length (centered).

     XIX. UNDER CANOPY SIGNAGE: [Not applicable to pad buildings.] Tenant shall furnish and completely install a permanent, internally illuminated double-faced sign attached to the soffit directly in front of the Tenant's demised premises (the "Under Canopy Sign"). The Under Canopy Sign shall be one (1') foot wide by four (4') foot long and located three (3') feet from, and perpendicular to, the building wall. The copy on the Under Canopy Sign shall be limited to the name under which the Tenant is doing business. Landlord's written approval is required prior to installation. Tenant is responsible for all damage caused to the soffit due to the installation repair maintenance and/or removal of their Under Canopy Sign. [No Under Canopy Sign is permitted for pad tenants.]

     XX. SERVICE DOOR SIGNS: Tenant must provide service door signage as described below:

     1. Copy shall include Tenant name, suite number, and address only. Letters shall be white Helvetica style, and a maximum of 3" in height.

     2. The top of letters spelling Tenant's name shall be placed 5'-6" from the bottom of the door and beginning 6" from the left edge of the door. Letters spelling Tenant's address shall be placed beginning 2" beneath the lower edge of the previous line and beginning 6" from the left edge of the door.

     XXI. TENANT RESPONSIBILITIES:

     A. The removal of signs and the patching of mounting holes, the repair of all damage to any part of the building caused by the installation, repair, maintenance and/or removal of Tenant's signage and/or any and all damage that is attributed to Tenant's signage shall be the responsibility of Tenant.

     B. The Tenant is responsible for all damage to the building as a result of fire caused by secondary wiring in any of its signs or caused by neon inside any of its signs.

     C. The Tenant is fully responsible for the compliance with this Sign Criteria Rider.






                                    Initials:



                                    --------
                                    Landlord



                                     ------
                                     Tenant











                              LANDLORD'S WORK RIDER


Date of Lease:                                                          , 2004

Landlord:                  724 R202 Associates, L.L.C.

Tenant:                    Harvey Electronics, Inc.

Premises:                  Building #4A
                           Bridgewater Towne Centre
                           Bridgewater, New Jersey


     I. Landlord's Work (A) Landlord shall, at its sole cost, construct a building shell consisting of the following (the "Landlord's Work"):

1.       Concrete foundation
2.       1,200 (+/-) square foot mezzanine space
3.       Standard glass storefront with double entrance door
4.       Perimeter CMU walls or stick built
5.       Concrete floor slab
6.       Rear loading door on grade
7.       Built-up roof
8.       Domestic gas service
9.       Electric Service/w panel @ 400 amps
10.      Bathroom(s) to code (or a $10,000.00 credit to be applied against the first full monthly installment of Base Rent payable by Tenant after taking possession of the Premises)
11. Domestic water supply and sanitary waste service with stub-ups for kitchen sink (or credit)
12.      Rooftop HVAC unit(s) totalling 25 tons
13.      Sprinklers based on a standard grid and ordinary hazard occupancy

     (B) All work not specifically included in Landlord's Work set forth above is deemed excluded. Signage, computer wiring, security, telephone wiring, fire extinguishers, furniture, trade fixtures, and hookup of trade fixtures, are specifically excluded.

     (C) Tenant shall, at its expense, perform any other work required for its use and occupancy of the Premises.

     (D) Upon substantial completion of the Landlord's Work, Landlord shall notify Tenant and Landlord's and Tenant's representatives shall together promptly inspect the Premises and prepare a so-called punchlist of Landlord's Work items to be completed and Landlord shall diligently proceed to complete such items. The existence of punchlist items shall not delay the Commencement Date of the Term of this Lease.

     (E) Landlord's Work shall be performed in a good and workmanlike manner in accordance with all applicable laws, ordinances, codes, rules and regulations.

     II. Tenant Modification. Tenant may request in writing a modification of the Landlord's Work subject to the reasonable approval of Landlord ("Tenant Modification"). A Tenant Modification shall not adversely affect the structural integrity or value of the Premises or change the square foot area of the Premises. Substitutions of materials in place of materials set forth in Landlord's plans (the "Plans") and additions of quantities of materials in excess of quantities of materials set forth on the Plans shall be deemed a Tenant Modification. Tenant shall pay Landlord for the additional cost of Tenant Modifications in monthly progress payments within ten (10) days after billing. If Tenant fails to make any such payment when due, Landlord shall be entitled to Default Interest thereon. Such additional costs shall be deemed additional rent under the Lease. In calculating the additional cost of Tenant Modifications, Landlord shall be entitled to include therein for overhead a sum equal to ten (10%) percent of the costs of labor, materials, equipment and subcontracts, plus ten (10%) percent for profit.

     III. Tenant Delay. Landlord shall not be required to proceed with Landlord's Work or Tenant Modifications unless and until Landlord receives payment of any outstanding Landlord's charges. Tenant shall be responsible for, and pay any and all expenses incurred by Landlord in connection with any delay in the commencement or completion of Landlord's Work, or Tenant Modifications, and any increase in the cost of Landlord's Work or Tenant Modifications, caused by (i) Tenant's requirement of Tenant Modifications; (ii) the postponement of any of Landlord's Work required to perform Tenant Modifications; (iii) any other delay requested or caused by Tenant; (iv) Tenant's failure to promptly pay Landlord's charges; (vi) Tenant's selection of materials, equipment or fixtures not available for immediate delivery; (vii) the request of Tenant to hold any portion of the Landlord's Work in abeyance; and (viii) Tenant's failure to promptly submit any necessary information promptly. The Commencement Date and Rent Start Date shall be accelerated by the number of days of delay, if any, occasioned by each such Tenant Delay.

     IV. Tenant's Representative. Upon execution of this Lease, Tenant shall designate an individual to serve as Tenant's Construction Representative. Such designation may be changed at any time in accordance with the notice provision of this Lease, but only one (1) individual may be so designated at any one time. Tenant's Construction Representative shall be the only individual authorized to communicate with Landlord regarding Landlord's Work and to make decisions regarding the Plans or Tenant Modifications.

     V. Default. A default under this Rider shall be a default under the Lease and shall entitle the Landlord to any remedies under the Lease (notwithstanding that the Term has not commenced).












                                    Initials:


                                    --------
                                    Landlord


                                     ------
                                     Tenant




                     SUBORDINATION OF LANDLORD'S LIEN RIDER


TO:
   ------------------------------------------------------


RE: Lease dated , ------------ 2004 (the "Lease"), by and between 724 R202 Associates, L.L.C. ("Landlord"), and -----------------("Tenant").

PREMISES:  Approximately  4,500  square  feet in the  shopping  center  known as
           Bridgewater Towne Centre, in Bridgewater, New Jersey
           (the "Premises").


Ladies and Gentlemen:

We understand that ----------------------- ("Lender") has entered into or anticipates entering into an agreement (the "Security Agreement") with Tenant whereby Lender shall extend certain financing to Tenant and, as a condition to Lender's agreement to extend such financing, requires that Tenant grant a security interest to Lender in inventory, accounts receivable, furniture, fixtures and movable equipment of Tenant (the"Collateral"), portions of which are or may hereafter be located on the Premises. Specifically excluded from this Subordination are all present and future alterations, renovations, improvements and installations made to the Premises ("Leasehold Improvements"). Landlord has agreed to execute this Subordination in order to induce Lender to extend credit to Tenant, with the understanding that Lender will rely upon the terms hereof in extending credit to Tenant. In consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, Landlord hereby covenants and agrees for the benefit of Lender as follows:

     1. The lien and security interest of Lender in the Collateral shall be superior to any lien, right, title, claim or interest which Landlord may now or hereafter have therein, subject to the terms of this Subordination.

     2. If Landlord obtains possession of the Premises, Landlord shall give Lender notice thereof, and Lender shall have access to the Premises to remove any Collateral therefrom for a period of ten (10) days following such notice should Lender elect to exercise its rights or remedies with respect to the Collateral. In the event Lender elects to repossess the Collateral, Lender agrees to: (a) notify Landlord of its intention to repossess the Collateral prior to the commencement of any action to repossess; (b) timely remove the Collateral (the time for same not to exceed ten (10) days from the date of Landlord's notice) and (c) repair any damage caused to the Premises, or to the shopping center in which the Premises is located, by removal of the Collateral from the Premises. Lender shall be obligated to pay to Landlord a storage charge equal to the Base Rent and additional rent for the Premises under the Lease, such storage charge to be due and payable for the period from the date of Landlord's possession through the date ten (10) days following Landlord's notice, to be paid to Landlord prior to Lender entering the Premises in the course of repossessing the Collateral.

     3. If Lender fails to remove the Collateral within the time period set forth above, then the Collateral shall be deemed abandoned and become the Premises of Landlord.

     4. Lender agrees to indemnify and save Landlord harmless from and against all liabilities, obligations, damages, costs, charges, judgments and expenses, including but not limited to reasonable attorney's fees, which may be imposed upon, incurred, sustained or paid by Landlord by virtue of, or in connection with, this Subordination.

     5. Lender agrees that it shall not conduct any auction sale or any other sale of the Collateral on the Premises or the shopping center in which the Premises are located.

     6. This Subordination shall inure to the benefit of and be binding upon Landlord and Lender and their respective heirs, executors, legal representatives, successors and assigns.


     IN WITNESS WHEREOF, this Subordination has been executed and delivered by the undersigned as of the --- day of -------, 2004.

WITNESS:                                  LANDLORD:



                                          By:
-------------------                          ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


WITNESS/ATTEST:                           LENDER:



                                          By:
-------------------                          ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------




                                           Initials:


                                           -------
                                           Landlord


                                           -------
                                           Tenant